                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

          Item                          Information

Name:                          Wells Fargo Bank, N.A.
Address:                       101 North Phillips Avenue
                               Sioux Falls, South Dakota 57104

Date of Event Requiring        June 19, 2019
Statement (Month/Day/Year):

Issuer Name and Ticker or      BlackRock MuniEnhanced Fund, Inc. (MEN)
Trading Symbol:

Relationship of Reporting      10% Owner
Person(s) to Issuer:

If Amendment, Date Original    Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group      Form filed by More than One Reporting Person
Filing:

Signature:                     WELLS FARGO BANK, N.A.

                               By: /s/ Alejandro Piekarewicz
                                   ------------------------------------
                               Name: Alejandro Piekarewicz
                               Title: Director
                               Date:  June 26, 2019